Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-13875) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, 1996 Non-Employee Directors’ Stock Option Plan and Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-43992) pertaining to the 1996 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-58173) pertaining to the Non-Plan Stock Options, 1996 Equity Incentive Plan, as amended, and 1996 Non-Employee Directors’ Stock Option Plan, as amended,

(4)	Registration Statement (Form S-8 No. 333-108324) pertaining to the 1996 Equity Incentive Plan, as amended, and

(5)	Registration Statement (Form S-8 No. 333-137203) pertaining to the 2006 Equity Incentive Plan;

of our reports dated March 19, 2010, with respect to the consolidated financial statements and schedule of Hot Topic, Inc., and the effectiveness of internal control over financial reporting of Hot Topic, Inc., included in this Annual Report (Form 10-K) for the year ended January 30, 2010.

/s/ ERNST & YOUNG, LLP

Los Angeles, California

March 19, 2010